CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-262118 on Form S-6 of our report dated February 25, 2022, relating to the financial statement of FT 9932, comprising Mega-Cap Portfolio, Series 64, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

February 25, 2022